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                                                                    EXHIBIT 4-AD



                             AMENDMENT NO. 3 TO THE
                      AMENDED AND RESTATED TRUST AGREEMENT


         This AMENDMENT NO. 3 (the "AMENDMENT") is made as of January 24, 2000, by Israel J. Floyd, Stuart C. Shears and Michael J. Scott (collectively, the "ADMINISTRATIVE TRUSTEES"), The Chase Manhattan Bank, as Property Trustee ("CHASE"), Hercules Incorporated, a Delaware corporation (the "SPONSOR"), and by the Holders, from time to time, of undivided beneficial interests in the assets of Hercules Trust V (the "TRUST"), a business trust created pursuant to a Trust Agreement dated as of October 14, 1998, as amended by the Amended and Restated Trust Agreement dated as of November 12, 1998, the Amendment to the Amended and Restated Trust Agreement dated as of July 6, 1999 and the Amendment No. 2 to the Amended and Restated Trust Agreement dated as of October 25, 1999 (as amended, the "TRUST AGREEMENT").

         WHEREAS, the Trustees and the Sponsor have established the Trust pursuant to the Trust Agreement for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Auction Rate Reset Junior Subordinated Notes Series A of the Sponsor (the "SUBORDINATED NOTES") and engaging in only those activities necessary, advisable or incidental thereto;

         WHEREAS, the Trust Agreement provides for the issuance of one class of preferred securities representing undivided beneficial interests in the assets of the Trust (the "PREFERRED SECURITIES") having such terms as are set forth in Annex I thereto ("ANNEX I");

         WHEREAS, the Trust Agreement and Annex I provide for amendment of the Trust Agreement and the Preferred Securities, subject to satisfaction of certain requirements;

         WHEREAS, the parties hereto desire to extend the Mandatory Redemption Date (as defined in the Trust Agreement) of the Preferred Securities;

         WHEREAS, this Amendment does not affect the rights, powers, duties, obligations or immunities of the Property Trustee or of the Delaware Trustee;

         WHEREAS, all things necessary to make this Amendment a valid amendment and agreement according to its terms have been done;

         NOW THEREFORE, in consideration of their mutual covenants contained herein and in the Trust Agreement, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
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                                    Article 1

         Section 1.01. Definitions. The definition of "Mandatory Redemption Date" contained in Section 1.01 of the Trust Agreement is hereby amended to read in its entirety as follows:

             ""MANDATORY REDEMPTION DATE" means February 28, 2000."

                                    Article 2

         Section 2.01. Ratification of the Trust Agreement; this Amendment. The Trust Agreement is in all respects ratified and confirmed, and this Amendment shall be deemed part of the Trust Agreement in the manner and to the extent herein and therein provided. The provisions of this Amendment shall supersede the provisions of the Trust Agreement to extent the Trust Agreement is inconsistent herewith.

         Section 2.02. Trustees Not Responsible for Recitals. The recitals herein contained are made by the Sponsor and not by the Trustees, and the Trustees assumes no responsibility for the correctness thereof. The Trustees make no representation as to the validity or sufficiency of this Amendment.

         Section 2.03. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws, without regard to its principles of conflicts of laws.

         Section 2.04. Severability. If any provision in the Trust Agreement or this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.05. Counterparts. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Amendment.

         Section 2.06. Terms Defined. All terms defined elsewhere in the Trust Agreement shall have the same meanings when used herein.

         Section 2.07. Waiver of Tax Opinion. The parties hereto (including the Holder of the Preferred Securities by its separate consent to this Amendment) waive the requirement set out in Section 8 of Annex I to the Trust Agreement for a reasoned Opinion of Counsel of independent tax counsel.



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         IN WITNESS WHEREOF, the parties have signed this Amendment as of the date and year first above written.




                             -------------------------------------------
                             Israel J. Floyd, not in his individual
                             capacity but solely as Administrative
                             Trustee of the Trust



                             -------------------------------------------
                             Michael J. Scott, not in his individual
                             capacity but solely as Administrative
                             Trustee of the Trust



                             -------------------------------------------
                             Stuart C. Shears, not in his individual
                             capacity but solely as Administrative
                             Trustee of the Trust


                             -------------------------------------------
                             HERCULES INCORPORATED,
                             as Sponsor and Holder of the
                             Common Securities


                             By:
                                 -------------------------------------------
                                    Name:
                                    Title:


                             THE CHASE MANHATTAN BANK, not
                             in its individual capacity, but solely as Property Trustee of the Trust


                             By:
                                 -------------------------------------------
                                    Name:
                                    Title: